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             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549


                          FORM 8-K

                       CURRENT REPORT


              Pursuant to Section 13 or 15 (d)
           of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)
                       April 25, 2000


                COMMUNITY TRUST BANCORP, INC.
   (Exact name of registrant as specified in its charter)

     Kentucky             0-11129            61-0979818
     (State or other    (Commission       (IRS Employer
     jurisdiction of    File Number)     Identification
     incorporation)                           No.)

     346 North Mayo Trail
     Pikeville, Kentucky                          41501
     (Address of principal executive offices)   (Zip Code)

     Registrant's telephone number, including area code:(606) 432-1414

                       Not Applicable
     (Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant.

     Upon recommendation by the Audit and Asset Quality Committee and the Board of Directors, on April 25, 2000, the shareholders of Community Trust Bancorp, Inc. elected Deloitte & Touche LLP ("Deloitte & Touche") to serve as independent certified public accountants for 2000.
Community Trust Bancorp, Inc. chose not to continue the engagement of Ernst & Young LLP ("Ernst & Young"), its former principal accountants. Prior to the engagement of Deloitte & Touche, the registrant did not consult with Deloitte & Touche with regard to any specified transaction where advice from such firm was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issues.

     Ernst & Young served as the independent certified public accountants for the years ended December 31, 1999, 1998, 1997 and 1996. There have been no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or any reportable events. No report of Ernst & Young on Community Trust Bancorp, Inc.'s financial statements contained any adverse opinion or disclaimer of opinion, nor was any report qualified in any matter.

     Community Trust Bancorp, Inc. requested a letter from Ernst & Young addressed to the SEC stating whether it agrees with the above statements, and if not, stating in what respects it does not agree. Ernst & Young's letter, dated April 28, 2000, is attached as Exhibit 1 to this Form 8-K.

Item 7.  Financial Statements and Exhibits.

     (a) Financial statements of business acquired. Not applicable.

     (b)  Exhibits.

The following exhibits are being filed herewith and this list shall constitute the exhibit index:

     Exhibit
      1    Letter of Ernst & Young re change in certifying public accountant

                         Signatures

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                             Community Trust Bancorp, Inc.




April 28, 2000               By: /s/ Jean R. Hale
                             Jean R. Hale
                             President & CEO

EXHIBIT 1 TO FORM 8-K



April 28, 2000

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

We have read Item 4 of Form 8-K dated April 25, 2000, of Community Trust Bancorp, Inc., and are in agreement with the statements contained in the second paragraph on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained herein.



                                       /s/ Ernst & Young LLP